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                                                                 Exhibit 10.1

                      MODIFICATION AND EXTENSION AGREEMENT


         THIS MODIFICATION AND EXTENSION AGREEMENT ("Agreement") is executed as of the 30th day of September, 1997, by and among 19th Avenue/Buchanan Limited Partnership, an Arizona Limited Partnership ("19th Avenue") and Schuff Steel Company, a Delaware Corporation ("Schuff Steel").


                                    RECITALS

         A. Schuff Steel as Maker owes the sum of ONE MILLION EIGHT HUNDRED THIRTY THOUSAND SEVEN HUNDRED FIFTY-SEVEN DOLLARS AND SIXTEEN CENTS ($1,830,757.16) as of September 30, 1997 to 19th Avenue pursuant to that certain Promissory Note dated December 31, 1989 in the original principal balance of FOUR MILLION TWO HUNDRED FORTY-NINE THOUSAND SIXTY-TWO DOLLARS ($4,249,062,00), a copy of which is attached hereto as Exhibit "A" (hereinafter referred to as the "Note").

         B. The maturity date of the Note was extended and modified from May 31, 1994 to May 31, 1999 in accordance with that certain Modification and Extension Agreement and Affirmation of Guaranties dated February 23, 1993, a copy of which is attached hereto as Exhibit "B" (hereinafter referred to as the "Extension").

         C. Schuff Steel desires to modify and extend the Note and 19th Avenue is willing to do so.

         D. The parties hereto are desirous of entering into this Agreement and modifying the Note in accordance with the terms and conditions set forth herein.


                                   AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, included but not limited to, the Recitals above, the parties hereto agree as follows:

         1. Maturity Date Extension.

         a. 19th Avenue and Schuff Steel agree that the maturity date of the Note ("Maturity" therein), as defined and modified in paragraph 1(b) of the Extension, is hereby extended and modified from May 31, 1999 to April 30, 2003.

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     2. Interest Payment. Commencing on October 1, 1997, the Note shall bear interest on the unpaid balance outstanding at an annual rate of 3/4 (.75) percentage points above the interest rate announced by Bank One from time to time as its prime interest rate, which interest payments shall be paid monthly on the last day of each and every month until Maturity.

     3. Principal Payments. Principal payments under the Note shall continue to be paid in monthly principal payments of TWELVE THOUSAND THIRTY-SEVEN DOLLARS ($12,037.00) which payments shall continue until Maturity, at which time all remaining unpaid principal and interest, and all other amounts payable under the Note shall be paid in full.

     4. Unpaid Balance. The parties hereto acknowledge and agree that there are no claims or offsets against the current unpaid principal balance of the Note.

     5. Status of Note and Deed of Trust. This Agreement constitutes a modification of the Note and the Extension, as previously modified, only with respect to all matters set forth herein. All of the other terms, covenants, conditions and agreements contained in the Note and the Extension, as previously modified, shall remain in full force and effect. This Agreement shall not release Schuff Steel from any liability under the Note.

     6. Binding Effect. This Agreement represents the complete understanding and entire agreement of the parties as to the subject matter contained herein, and may not be amended except by a writing executed by both parties. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of each of the parties hereto.

     7. Time of the Essence. Time is of the essence for the performance by Schuff Steel of each of its obligations under the Note.

     8. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     9. Severability. In the event any one or more of the provisions of this Agreement or the Note are held to be invalid, illegal or unenforceable in any respect by any court or other entity having the authority to do so, the validity of the remaining provisions hereof and thereof shall in no way be affected, prejudiced, or disturbed.

     10. Miscellaneous. The titles of the paragraphs hereof are for reference purposes only and do not constitute part of this Agreement. This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona.

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19th Avenue/Buchanan
Limited Partnership, an Arizona
Limited Partnership


By: /s/ David A. Schuff
    ------------------------
        David A. Schuff
        General Partner

By: /s/ Nancy A. Schuff
    ------------------------
        Nancy A. Schuff
        General Partner

By: /s/ Scott A. Schuff
    ------------------------
        Scott A. Schuff
        General Partner

Schuff Steel Company, a Delaware
Corporation

By: /s/ Scott A. Schuff
    ------------------------
        Scott A. Schuff, President


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